                                    NICOR Inc.
                                                                                        Form S-8
                                                                                        Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report, dated February 23, 2007, relating to the financial statements and financial statement schedule of Nicor Inc. (which expresses an unqualified opinion and includes an explanatory paragraph related to changes, in 2006, in method of accounting for defined benefit pension and other postretirement plans, and in method of accounting for share based payments as discussed in Note 2 and a change, in 2005, in method of accounting for conditional asset retirement obligations as discussed in Note 5), and management's report on the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K of Nicor Inc. for the year ended December 31, 2006.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
February 23, 2007